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                MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT dated effective as of the 1st day of December, 2000.


BETWEEN:          W.F.C. MANAGEMENT CORPORATION, of
                  Suite 414, 1859 Spyglass Place,
                  Vancouver, British Columbia, Canada

                  (hereinafter called "WFC Management")

                                                      OF THE FIRST PART

AND:              COMMODORE MINERALS, INC., a company
                  incorporated under the laws of the
                  State of Nevada

                  (hereinafter called "Commodore")

                                                      OF THE SECOND PART

WHEREAS:

A.    Grayson Hand is an employee of WFC ("Hand");

B.    Hand has geological, business and management expertise;

C. WFC maintains an office with administration services, including telephone and computer services;

D. Commodore requires geological technical services, management services, office administration services, including telephone and computer services, and wishes WFC to provide same to Commodore.

NOW THEREFORE THE PARTIES HAVE AGREED and do hereby agree as follows:

1. WFC hereby agrees to provide the services of Hand as President of Commodore to carry out management and direction of the business of the Company, including managing and supervising and coordinating any mineral exploration activities carried out by Commodore (the "Management Services").

2. WFC hereby agrees to provide office administration services, including telephone and computer services, to Commodore (the "Administrative Services").

3. In consideration of WFC providing all the Management Services and the Administrative Services to Commodore, Commodore agrees to pay to WFC a consulting fee in the

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      amount of $750.00 U.S. per month
      payable on the 1st day of each month (the "Consulting Fee").

4. In addition to the payment of the Consulting Fee, Commodore agrees to reimburse WFC for any expenses directly attributable to performing its obligations to Commodore pursuant to this Agreement.

5. It is agreed that the Management Services to be provided by Hand on behalf of WFC to Commodore will account for approximately 15% of Hand's business time. The Consulting Fee will be increased in the event that Hand is required to spend more than 15% of his business time in providing the Management Services to an amount equal to fair market value of Hand's services.

6. This Agreement shall be for a term of one year and one month commencing December 1, 2000 and ending December 31, 2001.

7. No amendment or termination of this Agreement shall be valid unless it is in writing and executed by both parties.

8.    Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


W.F.C. MANAGEMENT CORPORATION
by its authorized signatory


/s/ Grayson Hand
__________________________________
Signature of Authorized Signatory

GRAYSON HAND
__________________________________
Name of Authorized Signatory


COMMODORE MINERALS, INC.
by its authorized signatory


/s/ Grayson Hand
__________________________________
Signature of Authorized Signatory

GRAYSON HAND
__________________________________
Name of Authorized Signatory